                                  EXHIBIT 10.3
                                  ------------













                                 HORIZON BANCORP
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN













                   Amended and Restated as of January 1, 1997

             HORIZON BANCORP SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS
                                -----------------


ARTICLE                                                                PAGE
-------                                                                ----

         INTRODUCTION                                                     1

I.       DEFINITIONS                                                      1

         1.1      Adjustment                                              1
         1.2      Adjustment Factor                                       2
         1.3      Board                                                   2
         1.4      Code                                                    2
         1.5      Committee                                               2
         1.6      Company                                                 2
         1.7      Compensation                                            2
         1.8      Effective Date                                          2
         1.9      Employee                                                2
         1.10     Excess Matching Contributions                           3
         1.11     Excess Matching Contributions Account                   3
         1.12     Employer Supplemental Contributions                     3
         1.13     Employer Supplemental Contributions
                    Account                                               3
         1.14     Excess Salary Redirection Contributions                 3
         1.15     Excess Salary Redirection Contributions
                    Account                                               3
         1.16     Individual Account                                      3
         1.17     Matching Contributions                                  3
         1.18     Matching Contributions Account                          4
         1.19     Participant                                             4
         1.20     Plan                                                    4
         1.21     Plan Year                                               4
         1.22     Salary Redirection Contributions                        4
         1.23     Salary Redirection Contributions Account                4
         1.24     Thrift Plan                                             4
         1.25     Total and Permanent Disability                          4

II.      ELIGIBILITY AND PARTICIPATION                                    4

III.     CONTRIBUTIONS AND ALLOCATIONS                                    5

         3.1      Excess Salary Redirection Contributions                 5
         3.2      Excess Matching Contributions                           7
         3.3      Employer Supplemental Contributions                     7
         3.4      Allocation of Adjustments                               8
         3.5      Allocation of Forfeitures                               9

IV.      FUNDING OF BENEFITS                                              9

         4.1      Unsecured Contractual Rights                            9
         4.2      Trust                                                   9
         4.3      Change in Control                                      10

V.       DISTRIBUTIONS                                                   10

         5.1      Forfeitures on Termination of Service                  10
         5.2      Year of Service                                        11
         5.3      Time of Payment of Benefits                            11
         5.4      Method of Payment                                      11
         5.5      Death of the Participant and Beneficiary
                    Designation                                          11
         5.6      Payment Form Elections                                 12

VI.      PLAN ADMINISTRATION                                             12

         6.1      Company                                                12
         6.2      Benefits Committee                                     13
         6.3      Claims Procedure                                       13
         6.4      Records                                                15
         6.5      No Liability                                           15
         6.6      Indemnity of Committee Members                         15
         6.7      Discretionary Powers and Authority of the
                    Company and Committee                                15

VII.     AMENDMENT AND TERMINATION OF THE PLAN                           15

         7.1      Amendment of the Plan                                  15
         7.2      Termination of the Plan                                15

VIII.    MISCELLANEOUS                                                   16

         8.1      Governing Law                                          16
         8.2      Headings and Gender                                    16

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         8.3      Administration Expenses                                16
         8.4      Participant's Rights; Acquittance                      16
         8.5      Spendthrift Clause                                     16
         8.6      Counterparts                                           16
         8.7      No Enlargement of Employment Rights                    16
         8.8      Limitations on Liability                               16
         8.9      Incapacity of Participant or Beneficiary               17
         8.10     Corporate Successors                                   17

         SIGNATURES                                                      17

                                  INTRODUCTION
                                  ------------

         Effective January 1, 1997, Horizon Bancorp (the "Company") adopts the Horizon Bancorp Supplemental Executive Retirement Plan (the "Plan") as set forth herein. This Plan constitutes a complete amendment and restatement of the Plan which was originally effective January 1, 1993. The provisions of this amended and restated Plan shall be effective for Plan Years commencing on and after January 1, 1997, unless otherwise specified herein or required by applicable law. The rights and benefits, if any, of individuals who were employed by the Company prior to the Effective Date shall be determined in accordance with the provisions of the Plan, if any, in effect on the date their employment terminated.

         The purpose of this Plan is to permit a select group of management or highly compensated employees of the Company or its subsidiaries who participate in the Horizon Bancorp Employees' Thrift Plan (the "Thrift Plan") to elect to defer compensation from the Company or receive contributions from the Company without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code") on the benefits which may accrue to such employees under the Thrift Plan. It is the intention of the Company that the Plan shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         Whenever the initial letter of a word or phrase is capitalized herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

         1.1 "Adjustment" means the amounts of earnings or losses credited to a Participant's Individual Account pursuant to Section 3.4 for each Plan Year. The amount of interest credited shall be determined based on the investment earnings under the funding method(s) used by the Company pursuant to Section 4.2. However, if no such method is used, interest shall be credited to a Participant's Individual Account at a rate equal to the average twenty-six (26) week U.S. Treasury Bill rate published in the WALL STREET JOURNAL as in effect as of the first business day of each calendar month. Effective January 1, 1997, Adjustments made to each Participant's Individual Account shall be determined as if the amounts credited to such Individual Account were invested in hypothetical investments designated by the Committee to be used to measure increases or decreases in the Individual Account over time.

         1.2 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the Secretary of the Treasury shall provide.

         1.3 "Board" means the Board of Directors of the Company.

         1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

         1.5 "Committee" means the Benefits Committee described in Section 6.2 of the Plan.

         1.6 "Company" means Horizon Bancorp.

         1.7 "Compensation" means a Participant's wages, salaries and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) paid during a Plan Year for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, overtime and expense allowances. Compensation shall include (i) elective contributions to the Plan or any other plan maintained by the Company on the Employee's behalf, (ii) compensation deferred under an eligible deferred compensation plan within the meaning of Section 457(b) (relating to deferred compensation plans maintained by state and local governments and tax-exempt organizations), and (iii) employee contributions (under governmental plans) described in Section 141(h)(2) of the Code that are picked up by the employing unit and thus are treated as company contributions. "Elective contributions" are amounts excludable from the Employee's gross income under Section 402(a)(8) of the Code (relating to an arrangement under Section 401(k)), Section 402(h) of the Code (relating to a simplified employee pension plan), Section 125 of the Code (relating to a cafeteria plan), Section 403(b) of the Code (relating to a tax-sheltered annuity), or under this Plan. Compensation taken into account for all purposes under the Plan shall not be limited as provided in Section 401(a)(17) of the Code to the first Two Hundred Thousand Dollars ($200,000), as adjusted by the Adjustment Factor, of any Participant's Compensation. Effective January 1, 1997, Compensation shall not include wages received upon the exercise by a Participant of a stock appreciation right ("SAR") received under any plan provided by the Company or its subsidiaries.

         1.8 "Effective Date" means January 1, 1997.

         1.9 "Employee" means any person who is employed by the Company or any of its "afffiliates" as defined under Code Sections 414(b), 414(c), 414(m) or 414(o).

         1.10 "Excess Matching Contributions" means contributions made to the Plan by the Company for the Plan Year, at the discretion of the Company, and allocated to a Participant's Individual Account by reason of the Participant's Excess Salary Redirection Contributions contributed to the Plan pursuant to
Section 3.1(a).

         1.11 "Excess Matching Contributions Account" means that portion of a Participant's Individual Account attributable to (a) Excess Matching Contributions allocated to such Participant pursuant to Section 3.2 and (b) the Participant's proportionate share, attributable to his Excess Matching Contribution Account, of the Adjustments, reduced by any distributions from such account pursuant to Article V.

         1.12 "Employer Supplemental Contributions" means contributions made to the Plan by the Company for the Plan Year, at the discretion of the Company, pursuant to Section 3.3.

         1.13 "Employer Supplemental Contributions Account" means that portion of a Participant's Individual Account attributable to (a) Employer Supplemental Contributions allocated to such Participant pursuant to Section 3.3 and (b) the Participant's proportionate share, attributable to his Employer Supplemental Contributions Account, of the Adjustments, reduced by any distributions from such account pursuant to Article V.

         1.14 "Excess Salary Redirection Contributions" means contributions made to the Plan pursuant to Section 3.1 by the Company, at the election of the Participant, and at the discretion of the Company, in lieu of cash Compensation under a Participation Agreement between the Participant and the Company.

         1.15 "Excess Salary Redirection Contributions Account" means that portion of a Participant's Individual Account attributable to (a) Excess Salary Redirection Contributions allocated to such Participant pursuant to Section 3.1 and (b) the Participant's proportionate share, attributable to his Excess Salary Redirection Contributions Account, of the Adjustments, reduced by any distributions from such account pursuant to Article V.

         1.16 "Individual Account" means the detailed record kept of the amounts credited or charged to each Participant in accordance with the terms of the Plan. Such Individual Account is comprised of whichever of the following are applicable to a particular Participant: Excess Matching Contributions Account, Excess Salary Redirection Contributions Account and Employer Supplemental Contributions Account and any earnings (or losses) with respect thereto.

         1.17 "Matching Contributions" means the matching contributions made to the Thrift Plan by the Company for the Plan Year and allocated to a Participant's Matching Contributions Account under the Thrift Plan by reason of the Participant's Salary Redirection Contributions made thereunder.


         1.18 "Matching Contributions Account" means the account established for a Participant under the Thrift Plan to which Matching Contributions are made.

         1.19 "Participant" means a salaried Employee of the Company or its subsidiaries who is a Participant under the Thrift Plan and who becomes a Participant pursuant to the provisions of Article II of the Plan.

         1.20 "Plan" means the Horizon Bancorp Supplemental Executive Retirement Plan.

         1.21 "Plan Year" means the twelve (12) month period beginning January 1 and ended December 31.

         1.22 "Salary Redirection Contributions" means a Participant's contributions made to the Thrift Plan by the Company at the election of the Participant, in lieu of cash Compensation, pursuant to a salary redirection agreement between the Participant and the Company and allocated to a Participant's Salary Redirection Contributions Account under the Thrift Plan.

         1.23 "Salary Redirection Contributions Account" means the account established for a Participant under the Thrift Plan to which Salary Redirection Contributions are allocated.

         1.24 "Thrift Plan" means the Horizon Bancorp Employees' Thrift Plan, as amended from time to time.

         1.25 "Total and Permanent Disability" or "Totally and Permanently Disabled" means a disability as determined for purposes of the Federal Social Security Act which qualifies the Participant for permanent disability insurance payments in accordance with such Act. Disability for purposes of the Plan shall not include any disability which is incurred while the Participant is on leave of absence because of military or similar service and for which a governmental pension is payable. The Committee may require subsequent proof of continued disability, prior to the Participant's sixty-fifth (65th) birthday, at intervals of not less than six (6) months. A minimal level of earnings in restricted activity during any period of disability shall not disqualify a Participant from receiving disability benefits for such period if the disabled Participant receives disability benefits under the Social Security Act for the same period.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         A management or highly compensated Employee of the Company or its subsidiaries is eligible to participate in the Plan provided such Employee is designated as a Participant by the Board in writing.

                                   ARTICLE III
                          CONTRIBUTIONS AND ALLOCATIONS
                          -----------------------------

         3.1      EXCESS SALARY REDIRECTION CONTRIBUTIONS.

                  (a) AMOUNT OF CONTRIBUTION. The Company shall credit, as of each pay period, Excess Salary Redirection Contributions on behalf of each executive who is a Participant under the Plan for the Plan Year, such percentage (or dollar amount) of such Participant's Compensation as mutually agreed upon between the Participant and the Company pursuant to the terms of a Participation Agreement meeting the requirements of
                           Section 3.1(d) prior to the beginning of each Plan Year. The Participant will elect in the Participation Agreement to defer an overall percentage (or dollar amount) of the Participant's Compensation which shall represent the total amount of deferrals to both the Thrift Plan and this Plan. The percentage (or dollar amount) of the Participant's Excess Salary Redirection Contributions shall be the percentage (or dollar amount) remaining of the total percentage (or dollar amount) elected on the Participation Agreement after the maximum percentage (or dollar amount) of Salary Redirection Contributions made to the Thrift Plan are taken into account. Such percentage (or dollar amount) shall remain in effect for each Plan Year thereafter until or unless another percentage (or dollar amount) is agreed upon by the Participant and the Company prior to the beginning of the applicable Plan Year or until the Company notifies the Participant, prior to the beginning of such Plan Year, that the Participant is no longer eligible for contributions under this Section 3.1.

                  (b) The maximum percentage of a Participant's Compensation that may constitute Excess Salary Redirection Contributions for a Plan Year shall not, when added to a Participant's Salary Redirection Contributions under the Thrift Plan, exceed twenty-five percent (25%) of such Participant's Compensation for such Plan Year.

                  (c) TIMING OF CONTRIBUTIONS. Excess Salary Redirection Contributions made for the benefit of a Participant for any Plan Year shall be made to a Participant's Excess Salary Redirection Contributions Account within the time prescribed for making Salary Redirection Contributions under the Thrift Plan.

                  (d) PARTICIPATION AGREEMENT. As a condition to the Company's obligation to make an Excess Salary Redirection Contribution for the benefit of a Participant pursuant to subsection (a), the Participant must execute a Participation Agreement with the Company on such forms as prescribed by the Committee in which it is agreed that the Company will redirect a portion of the Participant's Compensation, as specified in the Participation Agreement, during each pay period. The Participation Agreement for any Plan Year must be executed and delivered by the Participant and the Company prior to the January 1 of the calendar year to which the Participation Agreement relates. Provided, however, in the case of a Participant who has not previously elected to have Excess Salary Redirection Contributions made under the Plan on his behalf, such Participant may elect to have such contributions made after January 1 of the calendar year to which the Participation Agreement relates, so long as the Participant has executed and delivered an Excess Salary Redirection Agreement prior to the date the Participant renders services for the Company with respect to which the Excess Salary Redirection Contributions shall relate.

                                    The Participant's election to defer a
                           portion of his Compensation each year shall be irrevocable once made, except that the Committee, in its sole discretion, may waive the Participant's election to defer compensation if the Participant has suffered an unforeseeable emergency which results in severe financial hardship. Such waiver shall apply to the portion of the calendar year remaining after the Committee's determination that the Participant has suffered a severe financial hardship. The effective date of the waiver shall be fixed by the Committee after application by the Participant under such procedures as may be fixed by the Committee. The Participant's application shall include a signed statement of the facts causing financial hardship and any other facts required by the Committee in its discretion.

                                    For purposes of this Section 3.1, an
                           unforeseeable emergency is a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant (as defined in Section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseen circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case; however, the Committee shall not grant any waiver of a Participant's deferral election to the extent that his hardship may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent liquidation of such assets would not itself cause severe financial hardship; or
                           (iii) by cessation of Salary Redirection
                           Contributions under the Thrift Plan. An unforeseeable emergency shall not include the need to send a Participant's child to college or the desire to purchase a home.

         3.2      EXCESS MATCHING CONTRIBUTIONS.

                  (a) AMOUNT OF CONTRIBUTION. The Company may, but shall not be required to, make Excess Matching Contributions under the Plan. Excess Matching Contributions to be made by the Company for the benefit of a Participant for any Plan Year shall consist of two parts. The first part shall be in an amount, as determined by the Board, which does not exceed the difference between (i) and (ii) below:

                           (i) The Matching Contributions which would have been allocated to the Participant's Matching Contributions Account under the Thrift Plan for the Plan Year without giving effect to the limitations on Compensation imposed by
                                    Section 401(a)(17) of the Code, the
                                    reductions applicable to highly compensated employees due to the discrimination tests set forth in Section 401(k) and (m) of the Code, the limitations on Salary Redirection Contributions imposed by Section 402(g) of the Code or the limitations on annual additions imposed by Section 415 of the Code.

                           (ii) The amount of Matching Contributions actually allocated to the Participant's Matching Contributions Account under the Thrift Plan for the Plan Year.

                  (b) In addition to the Excess Matching Contributions specified in subsection (a), the Company may, as determined by the Board, make an additional Excess Matching Contribution in such amount as shall be determined by the Board in its discretion.

                  (c) TIMING OF CONTRIBUTIONS. Excess Matching Contributions made for the benefit of a Participant for any Plan Year shall be credited to a Participant's Excess Matching Contributions Account within the time prescribed for making Matching Contributions under the Thrift Plan.

         3.3 EMPLOYER SUPPLEMENTAL CONTRIBUTIONS. In addition to the Excess Matching Contributions provided for in Section 3.2, the Employer may make Employer Supplemental Contributions under the plan in accordance with the provisions of subsections (a) and (b).

                  (a) AMOUNT OF CONTRIBUTION. The Company may, but shall not be required to, contribute on behalf of a Participant such amounts as the Board may in its discretion determine from time to time to be advisable, which amounts shall constitute the Employer Supplemental Contributions under the Plan.

                  (b) TIMING OF CONTRIBUTIONS. Employer Supplemental Contributions may be made by the Company at any time.

         3.4 ALLOCATION OF ADJUSTMENTS.

                  (a) INDIVIDUAL ACCOUNTS. The Committee shall establish and maintain an Individual Account in the name of each Participant to which the Committee shall credit all amounts allocated to each such Participant pursuant to this Article III. Each Individual Account shall be comprised of whichever of the following are applicable to a particular Participant: Excess Matching Contributions Account, Excess Salary Redirection Contributions Account and Employer Supplemental Contributions Account.

                  (b) DETERMINATION OF ADJUSTMENTS. Following the allocations made pursuant to Sections 3.1, 3.2, and 3.3, the Committee shall determine the Adjustments for December 31 of the applicable Plan Year (and, in the event a Participant is eligible for a distribution as provided in Article V, for the last day of the month immediately preceding the month the Participant terminates service for any reason), and on such other dates as the Committee deems advisable, by adding together all income received, and realized and unrealized gains and any realized and unrealized losses since the most recent allocation of Adjustments to Participants' Individual Accounts.

                  (c) ALLOCATION OF ADJUSTMENTS PRIOR TO JANUARY 1, 1997. For all Plan Years ending prior to January 1, 1997, the Adjustments shall be allocated as of the end of the Plan Year to the Individual Accounts of Participants who maintain a credit balance in their Individual Accounts as of such date in the same proportion that the balance of each Participant's Individual Account as of such date bears to the balance of all Individual Accounts of Participants in the Plan on such date. Provided, however, in the event any Participant is entitled to a distribution of his Individual Account under Article V, the Adjustments shall be allocated as of the last day of the month immediately preceding the month in which the Participant's termination of service occurs.

                  (d) ALLOCATION OF ADJUSTMENTS COMMENCING ON JANUARY 1, 1997. Effective as of January 1, 1997, Adjustments shall be determined for each Participant's Individual Account under Section 3.4(b) above, and then credited to each Participant's Individual Account under this subsection (d) as of the last day of the Plan Year and on such other dates as the Committee deems advisable. Provided, however, in the event any Participant is entitled to a distribution of this Individual Account under Article V, the Adjustments shall be allocated as of the last day of the month immediately preceding the month in which the Participant's termination of service occurs. No provision of the Plan shall impose or be deemed to impose any obligation upon the Company, other than an unsecured contractual obligation to make a cash payment to Participants and their beneficiaries in accordance with the terms of the Plan. Benefits payable under the Plan shall be paid directly by the Company from the Company's general assets.

         3.5 ALLOCATION OF FORFEITURES. The amount, if any, of a Participant's Excess Matching Contributions and Employer Supplemental Contributions Accounts forfeited under Section 5.1 shall be allocated to the Excess Matching Contributions Accounts or the Employer Supplemental Contributions Accounts, as the case may be, of all other Participants eligible to receive Excess Matching Contributions under Section 3.2 and Employer Supplemental Contributions under
Section 3.3 for the Plan Year in which the forfeiture occurs. Such allocation shall be allocated in the proportion that the Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. If, however, there are no Participants under the Plan who are eligible to receive an allocation of forfeitures for the Plan Year in which a forfeiture occurs, then, once the Company has satisfied all obligations to Participants under the Plan, such forfeiture shall revert to the Company.

                                   ARTICLE IV
                               FUNDING OF BENEFITS
                               -------------------

         4.1 UNSECURED CONTRACTUAL RIGHTS. The Plan at all times shall be unfunded and shall constitute a mere promise by the Company to make benefit payments in the future. Notwithstanding any other provision of this Plan or any trust created in connection with the Plan, neither a Participant nor his designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time benefits are paid as provided in Article V, including any Compensation deferred hereunder by the Participant. All rights created under this Plan shall be mere unsecured contractual rights of the Participant against the Company.

         4.2 TRUST. Notwithstanding the provisions of Section 4.1, the Committee may, in its discretion, satisfy all or any part of the Company's obligations under the Plan from a trust established by the Company in connection with the Plan or from an insurance contract, annuity or similar vehicle owned by the Company or by setting aside and investing amounts deferred under the Plan as an asset of the Company. Any such trust or other vehicle shall constitute solely a means to assist the Company in meeting its promised obligations under the Plan and shall not constitute a funded account within the meaning of ERISA or the Code, nor shall it create a security interest for the benefit of any Participant or beneficiary. Any trust created hereunder shall conform in all respects to the terms of the Model Trust, as described in Revenue Procedure 92-64.

         4.3 CHANGE IN CONTROL.

                  (a) ESTABLISHMENT OF A TRUST DUE TO CHANGE IN CONTROL OF THE COMPANY. Notwithstanding the provisions of Sections 4.1 and 4.2, upon a Change in Control of the Company, as defined in Section 4.3(b), the Company shall, as soon as possible, but in no event later than ninety (90) days following the Change in Control, establish a trust that shall substantially conform to the model trust, as described in Revenue Procedure 92-64. Upon the creation of such trust, the Company shall make an irrevocable lump sum contribution to the trust in an amount that is sufficient to pay all Plan Participants and beneficiaries the benefits to which Plan Participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.

                  (b) DEFINITION OF CHANGE IN CONTROL. "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
                           Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or if
                           Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes; provided that, without limitation, a Change in Control shall be deemed to have occurred if and when (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities or (ii) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election. Notwithstanding the foregoing, a Change in Control of the Company shall not occur as a result of the issuance of stock by the Company in connection with any public offering or private placement of its stock.

                                    ARTICLE V
                                  DISTRIBUTIONS
                                  -------------

         5.1 FORFEITURES ON TERMINATION OF SERVICE. A Participant's Excess Salary Redirection Contributions Account shall not be subject to forfeiture or reversion to the Company hereunder. Provided, however, to the extent specified by the Board at the time an Employee becomes a Participant, the Participant's Excess Matching Contributions Account and Employer Supplemental Contributions Account under the Plan shall be subject to forfeiture upon the Participant's termination of employment, prior to his completion of such number of Years of Service as shall be determined by the Board at the time he became a Participant, under circumstances other than any one of the following: (i) the death of the Participant while still employed; (ii) the Committee's determination that the Participant is Totally and Permanently Disabled; or (iii) a Participant's retirement on or after attaining age sixty-five (65).

         Notwithstanding the foregoing provisions of this Section 5.1, the Participant shall not have any preferred claim on, or any beneficial ownership interest in, any assets of the Company or any trust created in connection with the Plan and any such assets shall be and remain subject to the claims of the Company's creditors until the time such assets are actually paid to the Participant as provided in Article V.

         5.2 YEAR OF SERVICE. For purposes of this Article V, a Year of Service means each Plan Year (commencing on and after the Effective Date) during which the Employee has completed one thousand (1,000) Hours of Service for the Company, as defined in Section 1.23 of the Thrift Plan.

         5.3 TIME OF PAYMENT OF BENEFITS. All nonforfeitable amounts credited to a Participant's Individual Account, including any Adjustments credited in accordance with Section 3.5, shall be distributed to a Participant (or his designated beneficiary) within thirty (30) days after the earliest of a Participant's termination of service following death, Total and Permanent Disability, retirement on or after attaining age sixty-five (65) or other separation from service with the Company.

         5.4 METHOD OF PAYMENT. Benefits shall be distributed in a single lump sum payment or in substantially equal annual installments over a period of not less than three (3) nor more than twelve (12) years, or in a combination of those two (2) methods, as elected by a Participant in accordance with the provisions of Section 5.6.

         5.5 DEATH OF THE PARTICIPANT AND BENEFICIARY DESIGNATION. If a Participant dies before the distribution of his benefits under the Plan commences, the Participant's benefits shall be distributed to the Participant's designated beneficiary or beneficiaries in a single lump sum or in substantially equal annual installments or in a combination of those two methods, as elected by the Participant in accordance with the provisions of Section 5.6, as soon as reasonably practicable after the Participant's death. Installment payments under this Section 5.5 shall be made over a period which is not less than three (3) nor more than twelve (12) years. If a Participant dies after distribution of his benefits under the Plan has begun, the balance of the Participant's benefits yet to be distributed (if any) shall continue to be distributed to the Participant's designated beneficiary or beneficiaries in the manner in which such benefits were being distributed on the date of the Participant's death.

         The Participant may designate a primary and contingent beneficiary or beneficiaries on forms provided by the Committee, which for this purpose may include the Participation Agreement. Such designation may be changed at any time for any reason by the Participant. If the Participant fails to designate a beneficiary, or if such designation shall for any reason be illegal or ineffective, or if the designated beneficiary shall not survive the Participant, his benefits under the Plan shall be paid: (i) to his surviving spouse; (ii) if there is no surviving spouse, to his descendants (including legally adopted children or their descendants) PER STIRPES; (iii) if there is neither a surviving spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's wills or applicable intestacy law; or (iv) in the event that there shall be no such representative duly appointed and qualified within thirty (30) days after the date of death of the Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of the Participant's estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute. The Committee may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.

         5.6 PAYMENT FORM ELECTIONS. A Participant shall designate the method of payment to be used under Sections 5.4 and 5.5 at the time he becomes a Participant in this Plan on the form authorized by and filed with the Committee. A Participant may change such designation by completing and filing a new election form with the Committee at any time but in no event later than six (6) months prior to the date on which his benefits first become distributable under
Section 5.3. If no election is in effect or if the Participant's election has not been timely or properly made at the time distributions are to commence under either Section 5.4 or 5.5, distribution shall be made in five (5) substantially equal annual installments.

                                   ARTICLE VI
                               PLAN ADMINISTRATION
                               -------------------

         6.1      COMPANY.

                  (a) The Company, in establishing and maintaining the Plan, of necessity retains control of the operation and administration of the Plan. The Company, in accordance with specific provisions of the Plan, has, as herein indicated, delegated certain of these rights and obligations to the Committee which, in turn, shall be solely responsible for those, and only those, delegated rights and obligations.

                  (b) The Company shall supply such full and timely information for all matters relating to the Plan as
                           (i) the Committee, (ii) the trustee of any trust established in connection with the Plan, or (iii) the attorneys, accountants and investment manager(s) engaged on behalf of the Plan by the Company may require for the effective discharge of their respective duties.

         6.2      BENEFITS COMMITTEE.

                  (a) The Company shall appoint a committee of not less than three (3) persons, who are members of the Board but who are not Employees, to hold office at the pleasure of the Company, such committee to be known as the Benefits Committee ("Committee"). No Compensation shall be paid to members of the Committee from the trust for service on such Committee. The Committee shall choose from among its members a chairman and a secretary. Any action of the Committee shall be determined by the vote of a majority of its members. Either the chairman or the secretary may execute any certificate or written direction on behalf of the Committee. If the Company shall fail to appoint the Committee, then the Company shall constitute the plan administrator of the Plan and all references to the Committee under the Plan shall be deemed for all purposes to refer to the Company.

                  (b) The Committee shall hold meetings upon such notice, at such place or places and at such time or times as the Committee may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

                  (c) The Committee may employ such counsel, accountants, and other agents as it shall deem advisable. The Company shall pay, or cause to be paid, the reasonable compensation of such counsel, accountants, and other agents and any other reasonable expenses incurred by the Committee in the administration of the Plan and trust.

                  (d) All members of the Committee shall serve until their resignation or dismissal by the Board and vacancies shall be filled in the same manner as the original appointments. The Board may dismiss any member of the Committee with or without cause.

         6.3      CLAIMS PROCEDURE.

                  (a) The Committee shall receive all applications for benefits. Upon receipt by the Committee of such an application, it shall determine all facts which are necessary to establish the right of an application to benefits under the provisions of the Plan and the amount thereof as herein provided. Upon request, the Committee shall afford the applicant the right of a hearing with respect to any finding of fact or determination. The applicant shall be notified in writing of any adverse decision with respect to his claim within sixty (60) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

                           (i)      The specific reason or reasons for the
                                    denial;

                           (ii) Specific references to the pertinent Plan provisions on which the denial is based;

                           (iii) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

                           (iv) An explanation of the Plan's claim review procedures.

                  (b) If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial sixty (60) day period. In no event shall such extension exceed sixty (60) days.

                  (c) In the event a claim for benefits is denied or if the applicant has had no response to such claim within sixty (60) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

                           (i) May request in writing that the Committee review the denial;

                           (ii)     May review pertinent documents; and

                           (iii)    May submit issues and comments in writing.

                  (d)      The decision on review shall be made within sixty
                           (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty
                           (120) days after receipt of request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claims shall be deemed denied on review.

         6.4 RECORDS. All acts and determinations of the Committee shall be duly recorded by the secretary thereof and all such records together with such other documents as may be necessary in exercising its duties under the Plan shall be reserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by the Company.

         6.5 NO LIABILITY. The Company assumes no obligation or responsibility to any of its Employees, Participants or beneficiaries for any act of, or failure to act, on the part of the Committee (unless the Company is the Committee).

         6.6 INDEMNITY OF COMMITTEE MEMBERS. The Company shall indemnify and save harmless the members of the Committee, and each of them, from and against any and all loss resulting from liability to which the Committee, or the members of the Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. The Committee members and the Company may execute a letter agreement further delineating the indemnification agreement of this Section 6.6.

         6.7 DISCRETIONARY POWERS AND AUTHORITY OF THE COMPANY AND COMMITTEE. The Company and the Committee shall have any and all power and authority (including discretion with respect to the exercise of that power and authority) which shall be necessary, properly advisable, desirable or convenient to enable them to carry out their responsibilities under the Plan. By way of illustration and not limitation, the Company and Committee are empowered and authorized to
(a) make rules and regulations with respect to the Plan which are not inconsistent with the provisions of the Plan or the Code; (b) determine, consistently therewith, all questions that may arise concerning eligibility, benefits, status and rights of any person claiming particular status under the Plan, including without limitation Participants, beneficiaries and the spouses and beneficiaries thereof; and (c) subject to and consistent with the Code, to construe and interpret the Plan and correct any defect, supply any omissions or reconcile any inconsistencies in the Plan. Subject to the provisions of Section 6.3, such action shall be final, conclusive and binding upon all persons, whether or not claiming benefits under the Plan.

                                   ARTICLE VII
                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

         7.1 AMENDMENT OF THE PLAN. The Company shall have the right at any time by action of the Board, to modify, alter or amend the Plan in whole or in part.

         7.2 TERMINATION OF THE PLAN. The Company reserves the right at any time by action of its Board to terminate the Plan by resolution of the Board or to reduce or cease contributions at any time.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.1 GOVERNING LAW. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, except in those areas preempted by the laws of the United States of America in which case such laws will control.

         8.2 HEADINGS AND GENDER. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

         8.3 ADMINISTRATION EXPENSES. The expenses of administering the Plan shall be paid by the Company.

         8.4 PARTICIPANT'S RIGHTS; ACQUITTANCE. No Participant in the Plan shall acquire any right to be retained in the Company's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in and to any assets of the Company other than as specifically provided herein. Unless a trust is established in connection with the Plan, the Company shall be liable for the payment of any benefit provided for herein.

         8.5 SPENDTHRIFT CLAUSE. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's designated beneficiary, either voluntarily or involuntarily.

         8.6 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

         8.7 NO ENLARGEMENT OF EMPLOYMENT RIGHTS. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause, or to discipline any Employee.

         8.8 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, neither the Company, the Committee nor any individual acting as an employee or agent of either of them shall be liable to any Participant, Employee or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.

         8.9 INCAPACITY OF PARTICIPANT OR BENEFICIARY. If any person entitled to receive a payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         8.10 CORPORATE SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate in accordance with the provisions of Section 7.2.

                                   SIGNATURES
                                   ----------

         IN WITNESS WHEREOF, the Company has caused this Amended and Restated Supplemental Executive Retirement Plan to be executed by its duly authorized
officers, this      day of        , 1998, but effective as of January 1, 1997.

                                     HORIZON BANCORP



                                     By:
                                         --------------------------------------

                                     Title:
                                             ----------------------------------


ATTEST: [SEAL]


By:
     -------------------------------

Title:
        ----------------------------